SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this "Agreement") made and entered into as of this 11th day of July 2010, by and among **Small Cap Strategies, Inc.**, a Nevada corporation, ("Seller"), and **Knight Inc.**, a Nevada corporation, (the "Purchaser") and is made in light of the fact that Seller owns or has authority to issue and desires to sell, and Purchaser desires to purchase, those shares identified below in accordance with and subject to the terms and provisions of this Agreement, which fact is a material part hereof.

NOW THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party hereto, and intending to be legally bound, the Seller and Purchaser agree as follows:

1. **Purchase and sale of shares**. Seller shall issue and sell to Purchaser, and Purchaser shall purchase from Seller, Five Hundred Thousand (500,000) authorized shares ("Shares") of common stock of Seller, in exchange for payment of the "Purchase Price" (as hereinafter defined). Seller shall deliver the shares in the name of the Purchaser together with its irrevocable letter of direction as will allow immediate and irrevocable transfer to Purchaser, and Purchaser shall deliver the Purchase Price.

2. **Purchase price**. The purchase price for the Shares shall be Five Thousand Dollars ($5,000.00), which funds were already contributed by the Purchaser to pay company expenses previously incurred by Seller, in full consideration for the Shares and payment of the Purchase Price, the receipt of which is acknowledged as of the date of this Agreement which, for purposes herein, shall be the "Closing."

3. **Representations and Warranties**. Seller represents and warrants to Purchaser that (i) the Shares are authorized to be issued and, when issued, will be fully-paid and non-assessable; (ii) Seller has no knowledge of any adverse claims affecting the Shares, there are no notations of any adverse claims marked on the certificates for the Shares, and, Purchaser will acquire the Shares free and clear of any security interests, mortgage, adverse claims, liens, or encumbrances of any nature or description whatsoever, subject only to matters pertaining to the sale of securities generally including but not limited to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any state statute, rule, or regulation relating to the sale of securities (collectively, "Securities Laws"), and (iii) Seller has and will have full right, power, and authority to issue and sell, transfer, and deliver the Shares to Purchaser. Purchaser shall accept the Shares subject to matters pertaining to the sale of securities generally including but not limited to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any state statute, rule, or regulation relating to the sale of securities (collectively, "Securities Laws"), and, in the event that the Shares are not subject to a valid registration statement, Purchaser hereby represents and warrants to Seller that (i) Purchaser is an accredited investor, able, knowledgeable about such investments and willing to assume the risks of acquiring the Shares, (ii) Purchaser will accept the Shares subject to such legends as required by the various Securities Laws; (iii) each recipient of shares issued by Seller will execute and deliver an investment letter in the form attached hereto as Exhibit A; and (iv) Purchaser will not at any time sell, exchange, transfer, or otherwise dispose of the Shares under circumstances that would constitute a violation of the Securities Laws. Each of the warranties, representations, and

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covenants contained in this Agreement by any party thereto shall be continuous and shall survive the Closing.

4. **Miscellaneous**. Each party shall have the right of specific performance and time is of the essence as to performance of each of the terms hereof. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid. or delivered personally to the address written above or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this section shall be deemed given when mailed. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of his, her or its respective heirs, personal representatives, successors, and assigns, whether so expressed or not. No party to this Agreement may, however, assign his rights hereunder or delegate his obligations hereunder to any other person or entity without the express prior written consent of the other parties hereto. The section headings contained in this agreement are inserted as a matter of convenience and shall not be considered in interpreting or construing this agreement. This agreement shall be construed in accordance with and governed by the laws of the State of Nevada. This agreement, including any exhibits hereto, constitutes and contains the entire agreement of Purchaser and Seller with respect to the purchase and sale of the shares and supersedes any prior agreement by the parties, whether written or oral. The waiver of a breach of any term or condition of this agreement must be in writing signed by the party sought to be charged with such waiver, and such waiver shall not be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this agreement. No modification of this agreement shall be valid unless in a written document signed by the parties hereto. This agreement may be executed concurrently in two or more counterparts, any one or more of which may be executed by facsimile (which facsimile signatures shall be agreed to be binding and valid) each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

IN WITNESS WHEREOF, the seller and purchaser have executed this agreement as of the day and year first written above.

SELLER:

Small Cap Strategies, Inc.:

By: ______________________

Paul Johnson, as Independent Director of SMCA

PURCHASER:

Knight Inc.:

By: ______________________

Bryce Knight, President and Owner of Knight Inc.

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PURCHASER:	Knight Inc.
ISSUER:	Small Cap Strategies, Inc. (Referred to herein below as the "Company")
SECURITY:	Common Stock, par value $.001
QUANTITY:	500,000 Shares

In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

(1) Investment. I am aware of the Company's business affairs and financial condition. I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (as Amended). These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein. In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

(2) Restrictions on Transfer Under Securities Act. I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

(3) Sales Under Rule 144. I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

(4) Limitations on Rule 144. I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

Knight Inc.:

Bryce Knight, President and Owner